SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2003

KINDER MORGAN MANAGEMENT, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-16459	76-0669886
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Representatives of Kinder Morgan, Inc., Kinder Morgan Energy Partners, L.P. (“KMP”) and Kinder Morgan Management, LLC intend to discuss and answer questions relating to KMP’s CO2 business in a live webcast that can be accessed at

http://www.firstcallevents.com/service/ajwz391859932gf12.html. The webcast is scheduled to begin at 4:30 p.m. E.S.T. The webcast will be archived at www.kindermorgan.com and www.prnewswire.com.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN MANAGEMENT, LLC

Dated: October 21, 2003	By:	/s/ Joseph Listengart

Joseph Listengart Vice President and General Counsel

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